Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  MIKASA, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                               33-0099676
     --------------------------------------------      -------------------
     (State or other jurisdiction of incorporation         (IRS Employer)
               or organization)                           Identification No.

            20633 SOUTH FORDYCE AVENUE, LONG BEACH, CALIFORNIA 90810
            --------------------------------------------------------
                    (Address of principal executive offices)

                   MIKASA, INC. 1998 LONG-TERM INCENTIVE PLAN
                   ------------------------------------------
                            (Full title of the plan)

                             Raymond B. Dingman, Jr.
                                    President
                                  Mikasa, Inc.
                           20633 South Fordyce Avenue
                          LONG BEACH, CALIFORNIA 90810
                     ---------------------------------------
                     (Name and address of agent for service)

                                (310) 886-3700
         --------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of      Amount to be   Proposed maximum   Proposed maxi-      Amount of
securities    registered     offering price     mum aggregate      registration
to be                        per share (1)      offering price(1)      fee(2)
registered

Common Stock, 3,212,000 shares    $11.03125      $35,432,375        $7,570.94
$.01 par value

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported in the consolidated reporting system on September 18, 1998.
(2) Pursuant to Instruction E to Form S-8, the registration fee does not include $2,881.61 with respect to 885,000 shares previously registered pursuant to the predecessor plan (Registration No. 33-83250) for which a registration fee has been previously paid. Such shares can no longer be issued under the predecessor plan by reason of an amendment to that plan.
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                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Mikasa, Inc. 1998 Long-Term Stock Incentive Plan (the "Plan") of Mikasa, Inc., a Delaware corporation (the
"Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1997.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended
June 30, 1998.

            (c) The description of the Company's Common Stock which is set forth under the heading "Description of Capital Stock" at page 44 of the Company's Prospectus, dated May 25, 1994, which is part of Registration Statement No.
33-76708 on Form S-1.

            (d) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law (the "GCL") grants corporations the power to indemnify directors, officers, employees and agents in accordance with the provisions thereof. Article ELEVENTH of the Company's Restated Certificate of Incorporation and Article IV of the Company's By-laws provide that the Company shall indemnify any and all directors and officers to the fullest extent permitted by Section 145 of the GCL, as the same may be amended and supplemented. The indemnification provided for in such Articles



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is expressly not exclusive of any other rights to which those seeking indemnification may be entitled and shall inure to the benefit of the heirs, executors and administrators of such persons.

            Section 102(b)(7) of the GCL grants corporations the power to eliminate a director's personal liability for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock. Article TENTH of the Company's Restated Certificate of Incorporation provides that such personal liability of a director of the Company shall be eliminated to the fullest extent permitted by the GCL, as the same may be amended and supplemented.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                Description
-------               -----------

4.1          Restated Certificate of Incorporation of the Company
             (Incorporated herein by reference to Exhibit 3.1 to the Company's Form S-1 Registration Statement
             (No. 33-76708), as filed with the Commission on March 21, 1994).

4.2 By-laws of the Company (Incorporated herein by reference to Exhibit 3.2 to the Company's Form S-1
             Registration Statement (No. 33-76708), as filed with the Commission on March 21, 1994).

4.3          Mikasa, Inc. 1998 Long-Term Stock Incentive Plan
             (Incorporated herein by reference to Exhibit A to the Company's Proxy Statement as filed with the Commission on April 22, 1998).

5.1          Opinion of Sheppard, Mullin, Richter & Hampton LLP,
             Counsel to Company, as to the legality of the shares being registered under this Registration Statement.

23.1         Consent of Sheppard, Mullin, Richter & Hampton LLP
             (included in its opinion filed as Exhibit 5.1).

23.2         Consent of Price Waterhouse Coopers LLP.

24.1         Power of Attorney (included on the signature pages hereof).



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ITEM 9. UNDERTAKINGS.

            The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain-unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

            (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against



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public policy as expressed in the Securities Act and is,
therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California on September 21, 1998.

                                  MIKASA, INC.

                                  By:   /s/ Raymond B. Dingman
                                        ------------------------
                                        Raymond B. Dingman
                                        President



                                POWER OF ATTORNEY

            We, the undersigned officers and directors of Mikasa, Inc., hereby severally constitute and appoint Raymond B.
Dingman and Joseph S. Muto, and each of them singly, our true and lawful attorney, with full power to them, to sign for us in our names in the capacities indicated below, this Registration Statement and any and all post-effective amendments to this Registration Statement, and generally to do all things in our name and on our behalf in such capacities to enable Mikasa, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                       DATE
---------                     -----                       ----

/s/ Raymond B. Dingman        President, Chief
----------------------        Executive Officer,          September 21, 1998
Raymond B. Dingman            and Director
                              (Principal Executive
                              Officer)


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/s/ Brenda W. Flores          Vice-President,
---------------------         and Chief                   September 21, 1998
Brenda W. Flores              Financial Officer
                              (Principal Financial
                              Officer and Principal
                              Accounting Officer)
/s/ George T. Aratani
---------------------         Director                    September 21, 1998
George T. Aratani

/s/ Alfred J. Blake
---------------------         Director                    September 21, 1998
Alfred J. Blake


___________________           Director                    ___________, 1998
Norman R. Higo


___________________           Director                    ___________, 1998
Robert H. Hotz


___________________           Director                    ___________, 1998
Michael Lax

/s/ Joseph S. Muto
---------------------         Director                    September 21, 1998
Joseph S. Muto

/s/ Anthony F. Santarelli
-------------------------     Director                    September 21, 1998
Anthony F. Santarelli





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                                EXHIBIT INDEX

Exhibit                                                   Sequential
Number        Description                                 Page Number
-------       -----------                                 -----------

4.1           Restated Certificate of Incorporation
              of the Company (Incorporated herein by
              reference to Exhibit 3.1 to the
              Company's Form S-1 Registration
              Statement (No. 33-76708), as filed
              with the Commission on March 21,
              1994).

4.2           By-laws of the Company (Incorporated
              herein by reference to Exhibit 3.2 to
              the Company's Form S- 1 Registration
              Statement (No. 33-76708), as filed
              with the Commission on March 21,
              1994).

4.3           Mikasa, Inc. 1998 Long-Term Stock
              Incentive Plan (Incorporated herein by
              reference to Exhibit A to the Company's
              Proxy Statement as filed with the
              Commission on April 22, 1998).

5.1           Opinion of Sheppard, Mullin, Richter &             10
              Hampton LLP, Counsel to Company, as to
              the legality of the shares being
              registered under this Registration
              Statement.

23.1          Consent of Sheppard, Mullin, Richter &
              Hampton LLP (included in its opinion
              filed as Exhibit 5.1).

23.2          Consent of Price Waterhouse Coopers                13
              LLP.

24.1          Power of Attorney (included on the
              signature pages hereof).





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                                   EXHIBIT 5.1









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                               September 21, 1998



Board of Directors
Mikasa, Inc.
20633 South Fordyce Avenue
Long Beach, California 908 10

            Re: Registration Statement on Form S-8 for Mikasa, Inc. 1998 Long-Term Stock Incentive Plan
                  ----------------------------------------------------

Dear Sirs:

            Please refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission by Mikasa, Inc. (the "Corporation") relating to shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), offered for sale pursuant to the 1998 Mikasa, Inc. Long-Term Stock Incentive Plan (the "Plan").

            In connection with the furnishing of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

            In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents.

            Based upon the foregoing, we are of the opinion that:

            1. The Corporation has been duly organized and is validly existing under the laws of the State of Delaware.

            2. The Plan has been duly adopted by the Board of Directors of the Corporation and approved by the shareholders of the Corporation.



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            3.    The shares of Common Stock of the Corporation to
which the Registration Statement relates have been duly authorized and reserved for issuance pursuant to the Plan and, when issued and sold pursuant to the Plan, will be legally issued, fully paid and non-assessable.

            Our opinions expressed above are limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name included in or made part of the Registration
Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the rules thereunder.

                        Very truly yours,



                        Sheppard, Mullin, Richter & Hampton LLP





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                                  EXHIBIT 23.2











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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors of Mikasa, Inc.

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mikasa, Inc. of our report dated March 3, 1998 relating to the consolidated financial statements of Mikasa, Inc. which appears on page 45 of Annual Report on Form 10-K, filed on March 31, 1998.


PRICE WATERHOUSE COOPERS L.L.P.

Newport Beach, California
September 9, 1998











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